13G

CUSIP No. 909214306	Page 12 of 12 pages

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G filed herewith signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 1st day of March 2016.

Dated: March 1, 2016

JHL CAPITAL GROUP LLC, a Delaware limited liability company

By:	/s/ James H. Litinsky
	Name:	James H. Litinsky
	Title:	Chief Executive Officer

JHL CAPITAL GROUP MASTER FUND L.P., a Cayman Islands limited partnership

By: JHL CAPITAL GROUP MASTER FUND GP LTD., a Cayman Islands exempted company, its General Partner

	By:	/s/ James H. Litinsky
		Name:	James H. Litinsky
		Title:	Director

JHL CAPITAL GROUP MASTER FUND GP LTD., a Cayman Islands exempted company

By:	/s/ James H. Litinsky
	Name:	James H. Litinsky
	Title:	Director

JHL CAPITAL GROUP L.P., a Delaware limited partnership

By: JHL CAPITAL GROUP GP LLC, a Delaware limited liability company, its General Partner

	By:	/s/ James H. Litinsky
		Name:	James H. Litinsky
		Title:	Authorized Signatory

/s/ James H. Litinsky
James H. Litinsky